Exhibit 10.7

Fourth Amendment to Amended and Restated Credit Agreement

This Fourth Amendment to Amended and Restated Credit Agreement (herein, the “Amendment”) entered into as of October 8, 2020, is by and among MarketAxess Holdings Inc. (the “Borrower”), the Lenders party hereto and JPMorgan Chase Bank, N.A (the “Administrative Agent”).

Preliminary Statements

A.The Borrower, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of October 30, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof including pursuant to that certain Omnibus Amendment dated as of October 19, 2017, the “Existing Credit Agreement”).

B.The Borrower has requested that the Lenders extend the Maturity Date under the Existing Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

C.

The Existing Credit Agreement as amended by this Amendment is hereinafter referred to as the “Credit Agreement”.  Any capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments to the Existing Credit Agreement.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Existing Credit Agreement shall be and hereby is amended as follows:

1.1.The following defined term appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

1.1.The following defined term appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“Maturity Date” means the earlier to occur of (i) the date that the Borrower enters into a new facility with the Administrative Agent that is intended to replace this Agreement and (ii) November 16, 2020.

Section 2.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.The Borrower, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.
2.2.Since December 31, 2019, there has been no event, development or circumstance that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

2.3.As consideration for the agreements set forth in this Amendment, the Borrower shall pay to the Administrative Agent a non-refundable extension fee (the “Extension Fee”) in an amount equal to $50,000, and such Extension Fee shall be due and payable on the date hereof.

2.4.The Borrower shall have paid on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable and documented fees and expenses of one external counsel for the Administrative Agent, in each case to the extent invoiced as of the date of this Amendment.

2.5.Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.
Section 3.	Representations.

3.1In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof (a)  the representations and warranties set forth in the Loan Documents are and shall be and remain true and correct in all material respects (except in the case of a representation or warranty qualified by materiality in which case such representation or warranty shall be true and correct in all respects) as of the date hereof except for representations and warranties that relate to a prior date, which shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality in which case such representation or warranty shall be true and correct in all respects) as of the applicable date on which they were made and (b) no Default or Event of Default has occurred and is continuing after giving effect to this Amendment or shall result immediately after giving effect to this Amendment.

3.2In addition, the Borrower, by executing this Amendment, hereby represents and warrants that the Person executing this Amendment on behalf of such party is duly authorized to do so, such party has full right and authority to enter into this Amendment and to consummate the transactions described in this Amendment, and this Amendment constitutes the valid and legally binding obligation of such party and is enforceable against such party in accordance with its terms.

Section 4.	Miscellaneous.

4.1.This Amendment amends the Existing Credit Agreement and is a Loan Document.  The execution of this Amendment and any other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Existing Credit Agreement nor does it constitute a novation with respect to such indebtedness. The Grantors

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previously executed and delivered to the Lenders the Security Agreement and certain other Collateral Documents.  Each Grantor hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Lenders thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the Liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.   In addition, the Borrower hereby ratifies and confirms its obligations under each other Loan Document, including but not limited to the Amended and Restated Guarantee Agreement.

4.2.Except as specifically amended herein, the Credit Agreement and each other Loan Document shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3.This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Amendment which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

[Signature Pages to Follow]

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This Fourth Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.

MarketAxess Holdings Inc., as Borrower

By: /s/ Antonio L. DeLise

Name: Antonio L. DeLise

Name: Antonio L. DeLise

Title: Chief Financial Officer

Title: Chief Financial Officer

[Signature Page to Fourth Amendment to Amended and Restated Credit Agreement – MarketAxess Holdings Inc.]

JPMorgan Chase Bank, N.A., individually, and as Administrative Agent, Swingline Lender and Issuing Bank

By: /s/ Jennifer M. Dunneback

Name: Jennifer M. Dunneback

Name: Jennifer M. Dunneback

Title: Vice President

Title: Vice President

[Signature Page to Fourth Amendment to Amended and Restated Credit Agreement – MarketAxess Holdings Inc.]